UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/04/2017

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 4, 2017, Knoll, Inc. (the "Company") approved 2018 non-equity incentive awards in the form attached as Exhibit 10.1 to this Current Report on Form 8-K for the following executive officers: Andrew B. Cogan, President and Chief Executive Officer, Charles W. Rayfield, Senior Vice President and Chief Financial Officer, Joseph T. Coppola, Chief Operating Officer, Benjamin A. Pardo, Executive Vice President - Director of Design, and David L. Schutte, Executive Vice President - Specialty Businesses. Pursuant to the award letters, each executive officer was granted a 2018 target non-equity incentive award equal to one hundred percent (100%) of his base salary. The award would be paid in 2019 based on 2018 operating performance. The amount ultimately paid will depend on the executive officer’s achievement of individual goals and the Company’s achievement of its operating profit plan; however, the Company's Board of Directors (or appropriate committee of the Company's Board of Directors) may exercise discretion in adjusting any award up or down based on factors deemed appropriate by the Company's Board of Directors (or appropriate committee of the Company's Board of Directors), but such award may not exceed one hundred twenty percent (120%) of the executive officer’s base salary.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 - Form of Non-Equity Incentive Compensation Letter dated December 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: December 8, 2017	By:	/s/ Michael A. Pollner

Michael A. Pollner
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Non-Equity Incentive Letter dated December 4, 2017